Exhibit 21.1

List of Subsidiaries

                                                                        Jurisdiction of         Percentage
Name                                                                     Incorporation           Ownership
----------------------------------------------------------------   ----------------------   ----------------
Deli Solar Holding Ltd. ("Deli Solar (BVI)")                       British Virgin Islands   100% (by Deli
                                                                                            Solar (USA))

   Bazhou Deli Solar Energy Heating                                China                    100% (by Deli
     Co. Ltd,                                                                               Solar (BVI))
   ("Deli Solar(PRC)")

        Beijing Ailiyang Solar Energy Technology Co., Ltd.         China                    100% by (by Deli
                                                                                            Solar (PRC))

Beijing Deli Solar Technology Development Co., Ltd. ("Deli Solar   China                    100% (by Deli
  (Beijing)")                                                                               Solar (USA))